Exhibit 15.1

August 8, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 4, 2006 on our review of interim financial information of Multi-Fineline Electronix, Inc. for the three and the nine month periods ended June 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 is incorporated by reference in its Registration Statement of Form S-8 dated June 25, 2004.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP